As filed with the Securities and Exchange Commission on April 18, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address, including zip code, of Registrant’s principal executive offices)

AMN Healthcare Equity Plan

(Full title of the plan)

Denise L. Jackson, Esq.

Senior Vice President, General Counsel and Secretary

AMN Healthcare Service, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(866) 871-8519

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019–6064

(212) 373-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,042,750 shares	(2)	$24.05	$73,178,137.50	$2,246.57

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Represents 3,042,750 shares of Common Stock reserved for issuance under the AMN Healthcare Equity Plan (the “Equity Plan”).
(3)	The proposed maximum offering price per share was determined by averaging the high and low prices of the Common Stock as reported by the New York Stock Exchange on April 12, 2007.
(4)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE

AMN Healthcare Services, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to increase by 3,042,750 the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) registered under the AMN Healthcare Equity Plan, as amended (the “Equity Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-133227) previously filed by the Company with the Securities and Exchange Commission on April 12, 2006 are hereby incorporated by reference in this Registration Statement. Upon effectiveness of this Registration Statement, a total of 3,766,025 shares of Common Stock issuable under the Equity Plan will be registered (which represents the original authorized 723,275 shares of Common Stock, as increased by 42,750 shares forfeited, canceled or terminated other than by exercise under the Company’s Stock Option Plan from March 10, 2006 through December 31, 2006 being registered hereby, and an additional 3,000,000 shares being registered hereby).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

4.1	AMN Healthcare Equity Plan (incorporated by reference to Exhibit 1 of AMN Healthcare Services, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 14, 2007).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares of common stock.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 18, 2007.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ SUSAN R. NOWAKOWSKI
Name:	Susan R. Nowakowski
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan R. Nowakowski and David C. Dreyer, or any of them, as his true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on April 18, 2007 by the following persons in the capacities indicated.

Signature	Title

/s/ SUSAN R. NOWAKOWSKI Susan R. Nowakowski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEVEN C. FRANCIS Steven C. Francis	Chairman of the Board of Directors

/s/ WILLIAM F. MILLER, III William F. Miller, III	Director

/s/ ANDREW M. STERN Andrew M. Stern	Director

/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Director

/s/ R. JEFFREY HARRIS R. Jeffrey Harris	Director

/s/ PAUL E. WEAVER Paul E. Weaver	Director

/s/ DAVID C. DREYER David C. Dreyer	Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting and Financial Officer)

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INDEX TO EXHIBITS

4.1	AMN Healthcare Equity Plan (incorporated by reference to Exhibit 1 of AMN Healthcare Services, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 14, 2007).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares of common stock.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

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